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                                                                    EXHIBIT 4.01

                          ARAHOVA COMMUNICATIONS, INC.
             (Survivor of Merger with Century Communications Corp.)

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                              successor trustee to

                       BANK OF AMERICA NATIONAL TRUST AND

                         SAVINGS ASSOCIATION, as Trustee


                         ------------------------------

                          Ninth Supplemental Indenture

                           Dated as of October 1, 1999

                         ------------------------------









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                  NINTH SUPPLEMENTAL INDENTURE, dated as of October 1, 1999 (the
"Ninth Supplemental Indenture") between ARAHOVA COMMUNICATIONS, INC., a corporation organized and existing under the laws of the State of Delaware, formerly known as Adelphia Acquisition Subsidiary, Inc. and having its principal offices at One North Main Street, Coudersport, Pennsylvania 16915 ("Arahova") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States (the "Trustee"), and successor trustee to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, to the Indenture, dated as of February 15, 1992 (the "Indenture"), between CENTURY COMMUNICATIONS CORP., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), having its principal offices at 50 Locust Avenue, New Canaan, Connecticut 06840, and the Trustee.

                             RECITALS OF THE COMPANY

                  WHEREAS, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance from time to time of one or more series of its senior debt securities (the "Securities") to be issued in one or more series as outlined by the eight supplemental indentures entered into by the parties and as listed on Schedule A (the "Supplemental Indentures" and each individually, a "Supplemental Indenture"); and

                  WHEREAS, the Company has, to date, duly executed and delivered eight Supplemental Indentures, each providing for the issuance of a series of Securities as permitted and provided by the Indenture and as outlined on Schedule A herein; and

                  WHEREAS, pursuant to the Agreement and Plan of Merger by and among Adelphia Communications Corporation, a Delaware corporation ("Adelphia"), the Company and Arahova, the Company has merged with and into Arahova, a wholly owned subsidiary of Adelphia (the "Merger Agreement"); and

                  WHEREAS, Arahova, the surviving corporation of the merger between the Company and Arahova, desires and has requested the Trustee to join it in the execution and delivery of this Ninth Supplemental Indenture in order to expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the performance of every covenant of the Indenture, and the preceding Supplements to the Indenture, on the part of the Company to be performed or observed; and

                  WHEREAS, Section 10.01(1) of the Indenture provides that a supplemental indenture may be entered into by Arahova and the Trustee without the consent of any holder of any Securities for such purpose provided compliance with Article Nine of the Indenture; and

                  WHEREAS, the conditions set forth in Article Nine of the Indenture have been complied with; and





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                  WHEREAS, all things necessary to make this Ninth Supplemental
Indenture a valid agreement of Arahova and the Trustee, in accordance with it terms, and a valid amendment of, and supplement to, the Indenture have been done;

                  NOW THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  In consideration of the premises as stated above, Arahova, as successor in interest to the Company mutually covenants and agrees with the Trustee, for the equal and proportionate benefit of all holders of Notes issued under the Supplemental Indentures as outlined on Schedule A, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:

PARAGRAPH A.      ARTICLE NINE

                  Arahova expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on the Securities and the performance of every covenant of the Indenture and the Supplemental Indentures on the part of the Company to be performed and observed.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Ninth
Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                       ARAHOVA COMMUNICATION, INC.




                                       By:  /s/ Michael J. Rigas
                                          ______________________________________
                                            Name:   Michael J. Rigas
                                                   _____________________________
                                            Title:  Executive Vice President
                                                   _____________________________



                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                       successor trustee to BANK OF AMERICA
                                       NATIONAL TRUST AND SAVINGS
                                       ASSOCIATION, as Trustee

                                       By:  /s/ Robert Schneider
                                          ______________________________________
                                            Name:   Robert Schneider
                                                   _____________________________
                                            Title:  Assistant Vice President
                                                   _____________________________






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COMMONWEALTH OF PENNSYLVANIA        )
                                    )  ss:
COUNTY OF POTTER                    )

         On the 28th day of September, 1999, before me personally came Michael
J. Rigas, to me known, who, being by me duly sworn, did depose and say that he is Executive Vice President of ARAHOVA COMMUNICATIONS, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]                                /s/ Migorette Houghtaling
                                        ________________________________________
                                                       Notary Public








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STATE OF CALIFORNIA                 )
                                    )  ss:
COUNTY OF LOS ANGELES               )

         On the 27th day of September, 1999, before me personally came Robert Schneider, to me known, who, being by me duly sworn, did depose and say that he is the Assistant Vice President of U.S. BANK TRUST NATIONAL ASSOCIATION, successor trustee to BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Trustee, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

[NOTARIAL SEAL]                                /s/ Grace Yang
                                        ________________________________________

                                        Notary Public









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                                   SCHEDULE A



1. First Supplemental Indenture dated as of February 15, 1992 for $200,000,000 of 9 3/4% Senior Notes due 2002;

2. Second Supplemental Indenture dated as of August 15, 1992 for $150,000,000 of 9 1/2% Senior Notes due 2000;

3. Third Supplemental Indenture dated as of April 1, 1993 for $444,000,000 of Senior Discount Notes due 2003;

4. Fourth Supplemental Indenture dated as of March 6, 1995 for $250,000,000 of 9 1/2% Senior Notes due 2005;

5. Fifth Supplemental Indenture dated as of January 23, 1997 for $250,000,000 of 8 7/8% Senior Notes due 2007;

6. Sixth Supplemental Indenture dated as of September 29, 1997 for $225,000,000 of 8 3/4% Senior Notes due 2007;

7. Seventh Supplemental Indenture dated as of November 13, 1997 for $100,000,000 of 8 3/8% Senior Notes due 2017; and

8. Eighth Supplemental Indenture dated as of December 10, 1997 for $100,000,000 of 8 3/8% Senior Notes due 2007.